SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

FILED BY REGISTRANT    /X/     FILED BY A PARTY OTHER THAN THE REGISTRANT  / /

-------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e) (2))


                                 Diacrin, Inc.
                (Name of Registrant as Specified In Its Charter)


     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

PAYMENT OF FILING FEE (CHECK APPROPRIATE BOX):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-(6)i(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on whic the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

--------------------------------------------------------------------------------

                          Diacrin, Inc.
                     Building 96 13th Street
                     Charlestown Navy Yard
                Charlestown, Massachusetts  02129

           Notice of 2002 Annual Meeting of Stockholders
                 To Be Held on August 29, 2002

     The 2002 Annual Meeting of Stockholders of Diacrin, Inc. (the "Company") will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts on Thursday, August 29, 2002 at 10:00 a.m., local time, to consider and act upon the following matters:

1.     To elect six directors for a one-year term;
2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ended
       December 31, 2002; and
3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on July 5, 2002 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

                                    By Order of the Board of Directors,


                                    Steven D. Singer, Secretary

Charlestown, Massachusetts
July 26, 2002



-----------------------------------------------------------------------
	WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES AT
THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.
-----------------------------------------------------------------------

                            Diacrin, Inc.
                      Building 96 13th Street
                       Charlestown Navy Yard
                 Charlestown, Massachusetts  02129

     Proxy Statement for the 2002 Annual Meeting of Stockholders
                    To Be Held on August 29, 2002

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Diacrin, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on August 29, 2002
(the "Annual Meeting") and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

     The Company's Annual Report for the year ended December 31,
2001 was mailed to stockholders, along with these proxy materials, on or about July 26, 2002.

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written request of Investor Relations, Diacrin, Inc., Building 96, 13th Street, Charlestown Navy Yard, Charlestown, Massachusetts 02129. Exhibits will be provided upon written request upon payment of an appropriate processing fee.

Securities and Votes Required

     At the close of business on July 5, 2002, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote 17,937,204 shares of common stock, $0.01 par value per share (the "Common Stock") (constituting all of the outstanding voting stock of the Company). Each share of Common Stock entitles the holder to one vote.

     Under the Company's By-laws, the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

     If a quorum is present, the affirmative vote of the holders of a plurality of the shares of Common Stock present (either in person or by proxy) and entitled to vote is required for the election of directors. If a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present (either in person or by proxy) and entitled to vote is required to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the current year. For purposes of tabulating the vote, abstentions will be treated as shares that are present and entitled to vote. Accordingly, an abstention will have the same effect as a vote against the matter. In addition, if a broker or nominee holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular matter, those shares will not be considered as present and entitled to vote with respect to that particular matter. Accordingly, a "broker non-vote" on a matter will have no effect on the outcome of the voting on such matter.

Principal Stockholders

     The following table sets forth the beneficial ownership of the Company's Common Stock as of June 15, 2002 by:

     - each person who is known to beneficially own more than 5% of the Company's Common Stock;

     - each of the Company's directors;

     - each of the Company's executive officers; and

     - all of the Company's executive officers and directors as a group.

     Unless otherwise noted, each person or group has sole voting and investment power of the shares listed. The inclusion of any shares listed below as beneficially owned does not constitute an admission of beneficial ownership of those shares.

     The "Options" column reflects shares of the Company's Common
Stock subject to options which are exercisable within 60 days after June 15, 2002. The shares of the Company's Common Stock which are subject to options are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person. As of June 15, 2002, there were 17,937,204 shares of the Company's Common Stock outstanding.



                                             Number of Shares
                                            Beneficially Owned     Percentage of
                                            -------------------     Common Stock
 Name and Address                           Shares       Options     Outstanding
------------------                          ------       -------     -----------

  HealthCare Ventures II, L.P. (1).........3,196,385        --          17.8%
  HealthCare Ventures III, L.P. (1)..........994,078        --           5.5
  HealthCare Ventures IV, L.P. (1)...........291,922        --           1.6
  State of Wisconsin Investment Board (2)..2,658,200        --          14.8
  Rho Management Trust II (3)..............1,592,887        --           8.9
  Hudson Trust (4).........................1,342,680        --           7.5
  Thomas H. Fraser, Ph.D.....................505,988     162,500         3.7
  Zola P. Horovitz, Ph.D. .....................4,000      28,500          *
  John W. Littlechild (1)..................4,482,385      27,500        25.1
  Stelios Papadopoulos, Ph.D.................200,000      27,500         1.2
  Joshua Ruch (5)..........................1,759,587      27,500         9.9
  Henri A. Termeer.............................7,750      53,500          *
  E. Michael Egan..............................4,169     182,495         1.0
  Kevin Kerrigan................................--        17,000          *

  All directors and executive officers as a
  group (8 persons) .......................6,963,879     518,995        40.5

------------------------------

*  Less than 1.0%

(1) John W. Littlechild is a general partner of HealthCare Partners II, L.P. ("HCPII"), HealthCare Partners III, L.P. ("HCPIII") and HealthCare Partners IV, L.P. ("HCPIV"), the general partner of HealthCare Ventures II, L.P. ("HCVII"), HealthCare Ventures III, L.P. ("HCVIII") and HealthCare Ventures IV, L.P. ("HCVIV"), respectively. Mr. Littlechild, together with James H. Cavanaugh, Harold R. Werner and William Crouse, the other general partners of HCPII, HCPIII and HCPIV, share voting and investment control with respect to shares owned by HCVII, HCVIII and HCVIV, respectively. Mr. Littlechild does not own any shares of our capital stock in his individual capacity. The address of HealthCare Ventures II, III and IV, L.P. is 44 Nassau Street, Princeton, New Jersey 08542.

(2) The address of the State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707.

(3) Rho Capital Partners, Inc. ("Rho") may be deemed the beneficial owner of these shares pursuant to an investment advisory agreement that confers voting and investment control over such shares to Rho. The address of Rho Management Trust II is c/o Rho Capital Partners, Inc., 152 West 57th Street, New York, New York 10019.

(4) The address of Hudson Trust is c/o Summit Asset Management Co., Inc., 47 Hulfish Street, Suite 420, Princeton, New Jersey 08542.

(5) Mr. Ruch is the Chairman and Chief Executive Officer of Rho and as such may be deemed the beneficial owner of the shares held by Rho Management Trust II. In addition, Mr. Ruch exercises investment and voting authority over 166,700 shares directly for his own account, for the account of family members or for the account of other clients of Rho or its affiliates.


                 PROPOSAL ONE: ELECTION OF DIRECTORS

     The Company's By-Laws provide that the Board of Directors shall fix the number of directors to constitute the Board. The Board of Directors has fixed the number of directors at six to serve until the 2003 Annual Meeting of Stockholders.

     The persons named in the enclosed proxy will vote to elect as directors the six nominees named below, unless the proxy is marked otherwise. If a stockholder returns a proxy without contrary instructions, the persons named as proxies will vote to elect as directors the nominees named below, each of whom is currently a member of the Board of Directors of the Company.

     Each director will be elected to hold office until the 2003 Annual
Meeting of Stockholders and until his successor is duly elected and qualified. The nominees have indicated their willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of Common Stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors. The Board of Directors unanimously recommends a vote "For" the election of the nominees.

Director Nominees

     Set forth below is the name and age of each member of the Board of Directors, the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of June 15, 2002, appears above under the heading "Principal Stockholders." There are no family relationships between or among any officers or directors of the Company.



                                     Year First          Principal Occupation or
                                      Became a         Employment During Past Five
       Name                  Age      Director       Years and Current Directorships
       ----                  ---      --------       --------------------------------
Thomas H. Fraser, Ph.D.       54       1990    President, Chief Executive Officer and
                                               Director of the Company since 1990.


Zola P. Horovitz, Ph.D.       67       1994    Vice President, Business Development
                                               and Planning from 1991 to 1994 of
                                               Bristol-Myers Squibb Pharmaceutical
                                               Group, a health and personal care
                                               company; Director of Avigen Inc.,
                                               BioCryst Pharmaceuticals, Genaera
                                               Pharmaceuticals, Palatin Technologies,
                                               Paligent and Synaptic Pharmaceuticals,
                                               Inc.

John W. Littlechild           50        1992   Principal, HealthCare Ventures LLC, a
                                               venture capital management company,
                                               since 1992; Director of Orthofix
                                               International N.V. and Dyax.



                                     Year First          Principal Occupation or
                                      Became a         Employment During Past Five
       Name                  Age      Director       Years and Current Directorships
       ----                  ---      --------       --------------------------------
Stelios Papadopoulos, Ph.D.  54         1991    Vice Chairman at SG Cowen Securities
                                                Corporation, a securities and investment
                                                banking firm, since June 2002, prior to
                                                that and since February 2000 a
                                                Managing Director at SG Cowen;
                                                employed as an investment banker at
                                                PaineWebber Incorporated from 1987 to
                                                February 2000, most recently as
                                                Chairman of PaineWebber Development
                                                Corp., a subsidiary of PaineWebber
                                                Incorporated engaged in investment
                                                banking and securities brokerage;
                                                Chairman of the Board of Exelixis, Inc.

Joshua Ruch                  52         1998    Chairman and Chief Executive Officer of
                                                Rho Capital Partners, Inc., an
                                                international investment advisory firm
                                                with which he has been affiliated since
                                                1981; Director of 3-Dimensional
                                                Pharmaceuticals, Inc.

Henri A. Termeer             55         1996    President and Director since 1983, Chief
                                                Executive Officer since 1985 and
                                                Chairman of the Board of Directors since
                                                1988 of Genzyme Corporation, a
                                                biotechnology company; Director of
                                                Abiomed, Inc. and AutoImmune Inc.;
                                                trustee of Hambrecht & Quist Healthcare
                                                Investors and of Hambrecht & Quist Life
                                                Sciences Investors.



Meetings of Board of Directors and Committees

     During 2001, the Board of Directors held seven meetings. Each director attended at least 75% of the meetings of the Board and of the committees on which he then served.

     The Company has a Compensation Committee composed entirely of directors who are not employees of the Company. The Committee provides recommendations to the Board regarding compensation programs of the Company, administers the Company's stock option plans and is authorized to grant stock options under such plans to officers and directors of the Company. In addition, this Committee approves the compensation paid to the President and Chief Executive Officer and other executive officers of the Company. The Compensation Committee met once during 2001. The current members of the Compensation Committee are Messrs. Littlechild and Termeer and Dr. Papadopoulos. See "Report of the Compensation
Committee" below.

     The Company has an Audit Committee which provides the opportunity for direct contact between the Company's independent auditors and the Board, reviews the effectiveness of the auditors during the annual audit, monitors the Company's internal accounting control policies and procedures, oversees financial reporting to stockholders, oversees the ethical behavior of management, and considers and recommends the selection of the Company's independent auditors. The Audit Committee met three times during 2001. The current members of the Audit Committee are Drs.
Horovitz and Papadopoulos and Mr. Ruch. See "Report of the Audit
Committee" below.

     The Company does not have a Nominating Committee or a committee serving similar functions. Nominations are made by and through the full Board of Directors.

Director Compensation

     Dr. Horovitz receives $2,000 plus expenses per board meeting attended plus an additional $4,000 annually for consulting work performed on behalf of the Company. No other directors receive any cash compensation for services on the Board of Directors.

     On June 11, 2001, all non-employee directors were granted an option to purchase 6,000 shares of common stock under our 1997 Stock Option Plan at an exercise price of $2.00 per share. The options may be exercised on a cumulative basis as to 25% of the shares on the first anniversary of the date of grant and an additional 25% at the end of each one-year period thereafter.

Executive Compensation

         Summary Compensation Table. The following table sets forth certain information with respect to the annual and long-term compensation for each of the last three fiscal years of the Company's Chief Executive Officer, Chief Operating Officer and Controller (the "Named Officers"):


                                 Annual Compensation         Long-Term      All Other
                                                           Compensation   Compensation(3)
                                                              Awards
                                                            Securities
   Name and                                                 Underlying
Principal Position      Year    Salary($)(1) Bonus($)(2)    Options(#)
-------------------     ----    ------------ ----------     ----------     --------
Thomas H. Fraser         2001   $ 275,000     $ 137,500          -          $5,250
 President and Chief     2000     270,000        25,000       25,000         2,625
 Executive Officer       1999     260,000        40,000       25,000           -

E. Michael Egan          2001   $ 220,000     $ 110,000          -          $5,250
 Chief Operating Officer 2000     200,000        20,000       20,000         2,625
                         1999     190,000        30,000       20,000           -

Kevin Kerrigan           2001   $  93,500     $  46,750          -          $2,805
 Controller              2000      85,000         8,000       10,000         1,275
                         1999      75,000         8,000       10,000           -


-------------------------------
(1) Amounts shown include cash compensation earned and received by the Named Officers as well as amounts earned but deferred at the election of these officers to our 401(k) Plan.

(2) Amounts in this column represent bonuses paid or accrued under a retention or bonus plan.

(3) Represents matching contributions under our 401(k) Plan.

     Option Grants, Aggregated Option Exercises and Year-End
Option Table. No options were granted to the Named Officers during the year ended December 31, 2001. The following table sets forth certain information regarding aggregate option exercises during the fiscal year ended December 31, 2001 and the number and value of unexercised stock options held as of December 31, 2001 by the Named Officers:

                                                          Number of
                                                    Securities Underlying   Value of Unexercised In-
                                                    Unexercised Options at    the-Money Options at
                                                     Fiscal Year-End(#)       Fiscal Year-End($)(2)
                                                        -------------            -------------
                  Shares Acquired  Value Realized        Exercisable/             Exercisable/
    Name           on Exercise(#)      ($)(1)           Unexercisable            Unexercisable
    ----          ---------------  --------------       -------------            -------------
Thomas H. Fraser      22,500         $13,500            162,500/37,500             $11,250/  -
E. Michael Egan          -               -              182,495/30,000             $44,373/  -
Kevin Kerrigan           -               -               17,000/15,000                 -  /  -


---------------------
(1) Represents the difference between the exercise price and the value of our common stock on the date of exercise.

(2) Based on the value of our common stock on December 31, 2001 ($1.85 per share), the last trading day of 2001, less the applicable option exercise price.

Employment Agreements

     The Company has entered into a letter agreement with Dr. Fraser dated February 6, 1990, providing for an annual salary plus bonus as determined by the Board of Directors. The Company has agreed with Dr.
Fraser to continue to pay his then current salary for a period of six months if it terminates his employment without cause. Dr. Fraser has also agreed not to compete with the Company for one year following termination of his employment. At the Company's election, this non-competition provision can be extended for an additional two-year period upon the payment of additional consideration.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Officers, directors and greater than ten percent beneficial owners are required to furnish us with copies of all Section 16(a) forms that they file.

     Based solely on our review of the copies of such reports received or written representations that no other reports were required, we believe that, except as follows, during the fiscal year ended December 31, 2001, our officers, directors and ten-percent stockholders complied with all Section 16(a) filing requirements applicable to such individuals. A Form 5, Annual Statement of Changes in Beneficial Ownership, for Mr. Littlechild reporting a stock option grant made during 2001 was inadvertently filed late.

Report of the Compensation Committee

     The Company's executive compensation program is administered by the Compensation Committee (the "Committee"), which is composed of three directors who are neither employees nor officers of the Company. The Committee reviews and approves the salaries and incentive compensation of the Chief Executive Officer and the other executive officers of the Company. The objectives of the Company's executive compensation program are as follows:

-	provide an incentive for the achievement of strategic goals and objectives of the  Company;
-	support the pay-for-performance concept by tying executive
        compensation to the Committee's subjective determination of the quality of performance for the preceding fiscal year;
-	attract and retain key executives essential to the long-term success of the Company; and
-	align the executive officers' interests with the long-term interests of the stockholders.

     The Company's executive compensation program consists of three principal elements: base salary, an annual management cash bonus and incentive stock options. The Company does not believe that section 162(m) of the Internal Revenue Code of 1986, as amended, which disallows a tax deduction for certain compensation in excess of $1 million, will generally have an effect on the Company.

     Given that the Company is in the process of developing its initial products, the Committee does not believe that the use of profit levels as a measure of the Company's achievements or as a basis for compensation decisions is appropriate. However, the Committee considers the ability to control losses without compromising the progress of the Company's product development programs.

     The Chief Executive Officer submits for the Committee's consideration at the end of the fiscal year the amount of proposed compensation (following fiscal year base salary, current fiscal year cash bonus and stock option awards) for himself and for the Company's other executive officers. The factors considered by the Chief Executive Officer in making his recommendations to the Committee are the Board of Directors' prior evaluation of the Company's success in meeting its strategic objectives during the most recent fiscal year and the Chief Executive Officer's subjective evaluation of each executive officer's individual performance.
The Committee acts upon the recommendations made with respect to the executive officers after weighing the Board of Directors' evaluation of the Company's overall achievements for the year, the Chief Executive Officer's discussion of each executive officer's individual performance for the year and each executive officer's current level of compensation. The Committee members, based upon their active professional involvement with other companies within the Company's industry, are also able to assess whether proposed compensation levels are in keeping with industry norms.

     The Committee applies the same criteria in evaluating the Chief
Executive Officer's cash compensation as that applied to the other executive officers of the Company. The base salary for fiscal 2001 of the President and Chief Executive Officer of the Company was increased by $5,000 to $275,000. On January 14, 2002, the Compensation Committee granted Dr.
Fraser an option to purchase 65,000 shares of Common Stock at a per share exercise price of $2.08 for his performance during the 2001 fiscal year. The option was granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and vests in four annual installments commencing one year following the date of grant as long as Dr. Fraser remains employed by the Company. In awarding this option to Dr. Fraser, the Committee subjectively considered the compensation criteria discussed above as well as its interests in providing incentives for long-term performance, promoting retention of employees and further aligning the interests of the Chief Executive Officer with that of the stockholders.

     During 2001, the Committee adopted a retention plan. The plan provides for a cash payment to each participant if they continue to be employed by the company at certain dates. Participants in the plan include the Named Officers.

By the Compensation Committee of the Board of Directors of Diacrin,
Inc.

John W. Littlechild
Stelios Papadopoulos
Henri Termeer

Compensation Committee Interlocks and Insider Participation

     Mr. Termeer serves on our Compensation Committee.  In September
1996, we formed a joint venture with Genzyme Corporation to develop and commercialize two product candidates. Under the terms of the joint venture agreement which became effective on October 1, 1996, Genzyme agreed to provide 100% of the first $10 million in funding and 75% of the following
$40 million in funding for the development and commercialization of the two products. All costs incurred in excess of $50 million are to be shared equally between us and Genzyme in accordance with the terms of the agreement. Any profits of the joint venture will be shared equally by the two parties. Mr. Termeer, a member of our board of directors, is President, Chief Executive Officer and Chairman of the Board of Genzyme. We have recorded approximately $15.2 million in revenue from the joint venture since it commenced, $737,290 of which the Company recognized during 2001.

Certain Relationships and Related Transactions

     HCVII, HCVIII and HCVIV owned 17.8%, 5.5% and 1.6% of our outstanding capital stock as of June 15, 2002, respectively. HCVII, HCVIII and HCVIV are limited partnerships which were formed to provide capital to companies in the health care fields. HCPII, HCPIII and HCPIV are limited partnerships which serve as general partner of HCVII, HCVIII and HCVIV, respectively. John Littlechild, a member of our board of directors, is a general partner of HCPII, HCPIII and HCPIV and Vice Chairman of Healthcare Ventures LLC, the management company for HCVII, HCVIII and HCVIV. Mr. Littlechild is an officer of HealthCare Ventures LLC. See "Principal Stockholders" above.

     Rho Management Trust II, which owned 8.9% of our outstanding capital stock as of June 15, 2002, also holds approximately 18.9% and 54.3% of the outstanding limited partnership interests of HCVII and HCVIV, respectively. An affiliate of Rho Management Trust II is also a limited partner of HCPII, HCPIII and HCPIV. Joshua Ruch, a member of our board of directors, is a controlling person of Rho Management
Trust II. See "Principal Stockholders" above.

     Hudson Trust, which owned 7.5% of our outstanding capital stock as of June 15, 2002, also holds approximately 6.0% and 11.9% of the outstanding limited partnership interests of HCVII and HCVIV, respectively. Hudson Trust is also a limited partner of HCPII. See "Principal Stockholders" above.

Stock Performance Graph

The following graph compares the total return of the Company's
Common Stock for the last five years with the total return of (i) the Nasdaq Stock Market (U.S.) and (ii) the Nasdaq Pharmaceuticals Index. This graph assumes the investment of $100 on December 31, 1996 in the Company's
Common Stock and each of the indices listed above, and assumes dividends are reinvested. The Company has not paid any dividends on its Common
Stock.

                   COMPARISON OF CUMULATIVE TOTAL RETURN*
            AMONG DIACRIN, INC., THE NASDAQ STOCK MARKET-US INDEX
                    AND THE NASDAQ PHARMACEUTICALS INDEX


(Stock Performance Graph)

                                               Cumulative Total Return
                              ----------------------------------------------------------
                              12/31/96  12/31/97  12/31/98  12/31/99  12/31/00  12/31/01
DIACRIN, INC.           DCRN    $100      $ 99     $ 58      $ 63      $ 49       $ 18
NASDAQ STOCK MARKET-US  NAS      100       122      173       321       193        153
NASDAQ PHARMACEUTICALS  NAP      100       103      131       247       308        262


* $100 invested on 12/31/96 in stock or index - including reinvestment of dividends.

     PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors of the Company annually considers and recommends to the Board of Directors the selection of the Company's independent auditors. Effective July 8, 2002, the Audit Committee dismissed Arthur Andersen LLP as its independent auditors and engaged PricewaterhouseCoopers LLP as its independent auditors for the fiscal year ending December 31, 2002. This engagement is being submitted to the stockholders for ratification. Although stockholder approval of the Audit Committee of the Board of Directors' selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give the stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider the selection of PricewaterhouseCoopers
LLP.

     Arthur Andersen LLP's audit reports on the Company's financial statements for each of the two most recent fiscal years ended December 31, 2000 and 2001 did not contain an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to any uncertainty, audit scope or accounting principal.

     In connection with the audits for the periods ended December 31, 2000 and 2001, and the subsequent interim period through the dismissal of Arthur Andersen LLP, there were no disagreements with Arthur Andersen
LLP on any matter of accounting principles and practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to refer to such disagreement in connection with their report. In addition, during such period there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.

     During the periods ended December 31, 2000 and 2001 and the subsequent interim period through the engagement of PricewaterhouseCoopers LLP, neither the Company nor anyone on its behalf consulted PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements nor has PricewaterhouseCoopers LLP provided a written report or oral advice that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to be available to respond to appropriate questions from stockholders and to make a statement if they desire to do so. Representatives of Arthur Andersen LLP are not expected to be present at the Annual Meeting. The Board of Directors recommends a vote in favor of this proposal.

Report of the Audit Committee

     The Audit Committee of the Company's Board of Directors is composed of three members and acts under a written charter first adopted and approved in June 2000.

     The Audit Committee is comprised of Joshua Ruch, Stelios
Papadopoulos and Zola P. Horovitz. The three members of the Audit
Committee are each independent directors, as defined by the rules of the Nasdaq Stock Market.

     At an Audit Committee meeting held on March 11, 2002 (the
"March 2002 meeting"), the Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2001 and discussed these financial statements with the Company's management. At the March 2002 meeting, the Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Arthur Andersen LLP, the Company's independent auditors for the fiscal year ended December 31, 2001.

     At the March 2002 meeting, the Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of the other, non-audit related services to the Company that are referred to below under the heading "Independent Auditors Fees and Other Matters" is compatible with maintaining such auditors' independence.

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee at the March 2002 meeting recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

By the Audit Committee of the Board of Directors of Diacrin, Inc.

Zola P. Horovitz
Stelios Papadopoulos
Joshua Ruch

Independent Auditors Fees and Other Matters

Audit Fees

     Arthur Andersen LLP billed the Company an aggregate of $38,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2001.

Financial Information Systems Design and Implementation Fees

     Arthur Andersen LLP did not bill the Company for any professional services rendered to the Company for the fiscal year ended December 31, 2001 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

All Other Fees

     Arthur Andersen LLP billed the Company an aggregate of $12,500 in fees for other services rendered to the Company for the fiscal year ended December 31, 2001.

                            OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies by telephone, or otherwise. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their reasonable out-of-pocket expenses in this regard.

Proposals for the 2003 Annual Meeting

     In order to be included in proxy materials for the 2003 Annual Meeting of Stockholders, pursuant to Rule 14(a)-8 under the Exchange Act, stockholders' proposed resolutions must be received by the Company at its offices, Building 96, 13th Street, Charlestown Navy Yard, Charlestown, Massachusetts 02129 on or before February 25, 2003. The Company suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Company.

     If a stockholder of the Company wishes to present a proposal before the 2003 Annual Meeting of Stockholders (other than a proposal to be included in the proxy statement pursuant to Rule 14(a)-8 as described in the prior paragraph), pursuant to Rule 14(a)-4 under the Exchange Act, such stockholder must give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice at least 45 days prior to the anniversary of the mailing of this year's proxy materials, which would be June 11, 2003. If a stockholder fails to provide timely notice of a proposal to be presented at the 2003 Annual Meeting of Stockholders, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

Householding of Annual Meeting Materials

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Diacrin, Inc., Building
96, 13th Street, Charlestown Navy Yard, Charlestown, Massachusetts
02129, Attention: Investor Relations, (617) 242-9100. If you would like to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.


                                      By Order of the Board of Directors,


                                      Steven D. Singer, Secretary

July 26, 2002


-----------------------------------------------------------------------------
	THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARD.
-----------------------------------------------------------------------------

                                                                     Appendix A



PROXY
                                  DIACRIN, INC.
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            To be held August 29, 2002

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Thomas H. Fraser, Kevin Kerrigan and Steven D. Singer, and each of them, with full power of substitution, as proxies to represent and vote as designated herein all shares of stock of Diacrin, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, MA 02109 on Thursday, August 29, 2002 at 10:00 a.m., local time, and at any adjournment thereof.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. ANY PROXY MAY BE REVOKED BY A STOCKHOLDER AT ANY TIME BEFORE ITS EXERCISE BY DELIVERY OF A WRITTEN REVOCATION OR A SUBSEQUENTLY DATED PROXY TO THE SECRETARY OF THE COMPANY OR BY VOTING IN PERSON AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

1. Election of Directors                 Nominees:         Thomas H. Fraser
[   ]             FOR all nominees                         Zola P. Horovitz
                  (except as marked)                       John W. Littlechild
                                                           Stelios Papadopoulos
[   ]             WITHHELD AUTHORITY to                    Joshua Ruch
                  vote for all nominees                    Henri A. Termeer


INSTRUCTIONS: To withhold authority to vote for individual monimee(s), mark the box labeled "FOR" and strike a line through such nominee(s) name in the list at right.

2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ended December, 31 2002.
               For  [  ]   Against  [  ]   Abstain  [  ]

3. To transact such other business as may properly come before the meeting or any adjournment thereof.


Signature________________________________    Date ___________________

Signature________________________________    Date ___________________

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.